EXHIBIT 4.1
AMENDMENT NO. 1

TO

RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Rights Agreement, made and entered into as of December 20, 2012 (the “Rights Agreement”), by and between Contango ORE, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A.,, as Rights Agent (the “Rights Agent”), is made and entered into as of March 21, 2013, by and between the Company and the Rights Agent.

WHEREAS, the parties hereto desire to amend the Rights Agreement on the terms and conditions contained herein.

NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereby agree to amend the Rights Agreement as follows:

1.Amendments.
(a)    The definition of "Acquiring Person" in Section 1(a) is amended by deleting “fifteen percent (15%)” where it appears and replacing it with “twenty percent (20%).”
(b)    Section 3(a) of the Rights Agreement is amended by deleting “fifteen percent (15%)” where it appears and replacing it with “twenty percent (20%).”
(c)    Section 23(a) of the Rights Agreement is amended by deleting “fifteen percent (15%)” where it appears and replacing it with “twenty percent (20%).”
(d)    Exhibit C to the Rights Agreement is amended by deleting “fifteen percent (15%)” where it appears and replacing it with “twenty percent (20%).”
2.    No Further Amendments.  Except as expressly provided herein, the terms and conditions of the Rights Agreement shall continue in full force and effect.
3.    Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
4.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law provisions thereof.
[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CONTANGO ORE, INC.

By:	/s/ BRAD JUNEAU
Name: Brad Juneau
Title: President

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ IAN YEWER
Name: Ian Yewer
Title: Branch Manager

Amendment No. 1 to Rights Agreement